Newsmax Announces Third Quarter 2026
Financial Results

Company Reports Record Quarterly Revenues of $69.0 million, a 52.5% Year-Over-Year Increase

Company Reports Net Income of $15.2 million and Adjusted EBITDA of $19.0 million

Company Updates Full-Year 2026 Outlook

BOCA RATON, FL – November 12, 2026 – Newsmax Inc. (NYSE: NMAX) (“Newsmax” or the “Company”) today announced its financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Business and Operational Highlights

•Delivered third quarter audience reach of 22.5 million total viewers, including 9.1 million Adults 35-64, reinforcing Newsmax’s position as the fourth highest-rated cable news channel and #2 in cable news audience engagement among Adults 35-64.

•Grew total social media followers 13% year-over-year to 26.8 million as of September 30, 2026, further strengthening the Company’s multi-platform audience ecosystem.

•Broadened the availability of Newsmax with the launch on AFN Now, the streaming service of the American Forces Network, and additional carriage agreements with independent cable operators, while the Newsmax+ library grew to more than 700 licensed and original documentaries and specials.

•Advanced previously signed international brand license agreements toward launch, with Newsmax Ukraine going live on November 1, 2026 and Newsmax en Español expanding its streaming distribution in the United States, while 2026 international licensing revenues remain on track to increase 344% year-over-year to approximately $16 million, strengthening the Newsmax brand, which is available in more than 100 countries worldwide.

Management Commentary

“The third quarter was the strongest in our history as a public company. Setting aside the one-time revenue item, we delivered our fastest revenue growth since our listing and a second consecutive profitable quarter,” said Christopher Ruddy, Chief Executive Officer of Newsmax. “Engagement rose through the midterm campaign and that is an early indicator of what is ahead. We have positioned Newsmax on all platforms for all people, from cable and free streaming to Newsmax+, social and now AI, heading into what we expect to be the largest presidential cycle on record.”

Ruddy continued, “We are using this period to invest in programming, talent and content, while our affiliate agreements come up for renewal and our licensing partners carry the Newsmax brand into new markets in a capital-efficient way. The center-right audience remains under-served, with very few true alternatives, and we remain focused on delivering independent journalism and sustainable, long-term growth for our shareholders.”

“Our third quarter results reflect the operating leverage we are building across the business, with affiliate and licensing growth continuing to shift our revenue mix toward our highest-margin streams. Excluding the one-time revenue item, revenue grew 21.6% and Adjusted EBITDA was positive for a second consecutive quarter,” commented Darryle Burnham, Chief Financial Officer of Newsmax. “With a strong balance sheet, no debt and a disciplined approach to capital allocation, we will continue to invest in content, distribution and OTT initiatives that supports long-term growth and sustainable, long-term shareholder value.”

Financial Results:
Revenue by Segment by Component Table (unaudited):

($ in millions)	Three Months Ended September 30,
	2026	2025	$ Change	% Change
Broadcasting
Advertising	$24.3	$23.6	$0.7	3.1%
Affiliate fee	14.3	8.1	6.2	77.4%
Service revenue termination fee	14.0	-	14.0	100.0%
Subscription	3.4	3.8	(0.4)	(9.4)%
Licensing	4.7	1.2	3.5	291.0%
Total Broadcasting revenues	$60.7	$36.6	$24.1	65.9%

Digital
Advertising	$3.8	$4.0	$(0.2)	(4.6)%
Subscription	2.7	3.1	(0.5)	(15.1)%
Product sales	1.2	1.5	(0.3)	(21.2)%
Licensing	$0.6	$—	0.6	100.0%
Total Digital revenues	$8.3	$8.7	$(0.4)	(4.1)%
Total Revenues	$69.0	$45.3	$23.8	52.5%

Third Quarter 2026 Financial Highlights:

•Newsmax reported total quarterly revenues of $69.0 million for the three-month period ended September 30, 2026, representing a 52.5% year-over-year increase. Total revenues include $14.0 million recognized in connection with a non-recurring service revenue termination payment of an advertising purchase agreement with a customer. Excluding this one-time revenue item, total revenues were a record $55.0 million, a 21.6% year-over-year increase and the highest quarterly revenues in the Company’s history, and advertising revenues were $28.1 million.

•Total broadcasting revenues grew 65.9% year-over-year to $60.7 million for the third quarter of 2026, or 27.6% to $46.7 million excluding the $14.0 million non-recurring revenue item. This was driven by growth in affiliate fee revenue, attributed to new contractual relationships and rate increases that took effect in late 2025 and 2026, and expanded international licensing agreements, with broadcasting advertising revenue up 3.1% year-over-year.

•Newsmax reported quarterly net income of $15.2 million, or $0.12 per share, as compared to a net loss of $(4.1) million, or $(0.03) per share, reported in the same quarter in the prior year. The improvement was primarily driven by higher total revenue, growth in high-margin affiliate fee and licensing revenue and lower legal expenses, partially offset by continued investment in programming and production.

•Quarterly Adjusted EBITDA was $19.0 million, an improvement of $20.0 million from $(0.9) million reported in the same quarter last year, primarily due to the $14.0 million one-time revenue item, growth in high-margin affiliate fee and licensing revenue and lower general and administrative expenses, partially offset by continued investment in programming, production and OTT initiatives. Excluding the one-time revenue item, Adjusted EBITDA was $5.0 million. See reconciliation of net income (loss) to Adjusted EBITDA below.

•The Company ended the quarter with $137.6 million in cash and short-term investments. Cash and cash equivalents were $26.7 million and short-term investments were $110.8 million.

The Company is maintaining its underlying full-year 2026 revenue guidance of $212 million to $216 million, which excludes the $14.0 million one-time revenue item recognized in the third quarter and represents 13% year-over-year growth at the midpoint of the range. Including the one-time revenue item, the Company’s full-year 2026 revenue guidance is $226 million to $230 million.

About Newsmax

Newsmax Inc. is listed on the NYSE (NMAX) and operates, through Newsmax Broadcasting LLC, one of the nation's leading news outlets, the Newsmax channel. The fourth highest-rated network is carried on all major pay TV providers. Newsmax's media properties reach more than 50 million Americans regularly through Newsmax TV, the Newsmax App, its popular website Newsmax.com, and publications such as Newsmax Magazine. Through its social media accounts, Newsmax reaches over 26 million combined followers. Reuters Institute says Newsmax is one of the top U.S. news brands and Forbes has called Newsmax "a news powerhouse."

For more information, please visit Investor Relations | Newsmax Inc.

Investor Contacts

Newsmax Investor Relations
ir@newsmax.com

Forward-Looking Statements

This communication contains forward-looking statements. From time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Forward-looking statements can be identified by those that are not historical in nature. The forward-looking statements discussed in this communication and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. Newsmax does not guarantee future results, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. Forward-looking statements should not be relied upon as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this communication to conform our prior statements to actual results or revised expectations, and we do not intend to do so. Factors that may cause actual results to differ materially from current expectations include various factors, including but not limited to changes in domestic and global general economic and macro-economic conditions and the volatility of the price of Common Stock that may result from, among other things, comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media, large shareholders exiting their position in our Common Stock, any negative public perception of us, sales of shares previously registered for resale, or other uncertainties and the factors set forth in the sections entitled "Risk Factors" in Newsmax's Annual Report on Form 10-K for the twelve months ended December 31, 2025 and other filings Newsmax makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Undue reliance should not be placed on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein.

USE AND DEFINITION OF NON-GAAP FINANCIAL MEASURES

This press release contains a financial measure that has not been prepared in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP"). This financial measure is Adjusted EBITDA.

Non-GAAP financial measures are used to supplement the financial information presented on a U.S. GAAP basis and should not be considered in isolation or as a substitute for the relevant U.S. GAAP measures and should be read in conjunction with information presented on a U.S. GAAP basis. Because not all companies use identical calculations, our presentation of Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA1 is defined as revenues less cost of revenues and general and administrative expenses and does not include depreciation, amortization related to the incremental costs to obtain a contract, interest expense, net, impairment charges, unrealized gains (losses) on marketable securities and crypto assets, stock-based compensation, other corporate matters (consisting primarily of certain litigation expenses, and related fees, for specific legal proceedings that the Company has determined are infrequent and unusual in terms of their magnitude), other, net, and income tax expense.

You are encouraged to evaluate each adjustment used in calculating our non-GAAP financial measure and the reasons we consider our non-GAAP financial measure appropriate for supplemental analysis. In evaluating our non-GAAP financial measure, you should be aware that in the future we may incur expenses similar to the adjustments in our presentation. Our non-GAAP financial measure has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of our non-GAAP financial measure should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our non-GAAP financial measure may not be comparable to other companies. Please see a historical reconciliation of this measure to the most comparable GAAP measure presented in our consolidated financial statements below.

1 The Company compensates for limitations of the adjusted EBITDA measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA.

NEWSMAX INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$26,729,234	$20,433,021
Funds held in escrow	20,000,000	20,000,000
Investments	110,823,331	110,516,544
Accounts receivable, net	46,367,556	33,414,435
Inventories, net	1,933,613	2,027,168
Prepaid expenses and other current assets	10,420,529	9,069,639
Total current assets	216,274,263	195,460,807
Property and equipment, net	6,811,147	6,264,885
Right of use assets	10,294,205	8,823,716
Other assets	9,266,530	9,293,670
Funds held in escrow	-	20,000,000
Total assets	$242,646,145	$239,843,078
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,044,550	$16,770,777
Accrued expenses	17,510,249	14,894,949
Deferred revenue	10,121,677	12,599,119
Lease liability	4,229,349	4,062,971
Settlement liability	27,990,196	26,487,028
Share repurchase liability	-	6,461,320
Total current liabilities	74,896,021	81,276,164
Long-term liabilities:
Deferred revenue, net of current portion	2,643,395	3,148,945
Lease liability, net of current portion	6,323,891	5,292,095
Other long-term liabilities	3,404,167	925,000
Settlement liability, net of current portion	17,241,332	43,152,322
Total liabilities	104,508,806	133,794,526

Stockholders’ equity
Class A common stock, 0.001 par value; 50,000,000 shares authorized; 39,239,297 shares issued and outstanding at par as of September 30, 2026 and December 31, 2025; Class B common stock, 0.001 par value; 940,000,000 shares authorized 89,960,222 and 89,889,822 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively.	129,200	129,129
Additional paid-in capital	450,129,939	433,325,830
Accumulated other comprehensive (loss) income	(159,745)	464,365
Accumulated deficit	(311,962,055)	(327,870,772)
Total stockholders’ equity	138,137,339	106,048,552
Total liabilities and stockholders’ equity	$242,646,145	$239,843,078

NEWSMAX INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues:
Service revenue	$53,813,416	$43,724,758	$157,012,643	$132,344,306
Product revenue	1,219,334	1,547,938	3,794,084	4,669,841
Service revenue termination fee	14,000,000	—	14,000,000	—
Total revenues	69,032,750	45,272,696	174,806,727	137,014,147

Cost of services	30,026,692	28,357,890	90,794,185	80,765,038
Cost of products sold	798,633	954,070	2,542,684	3,184,474
Gross profit	38,207,425	15,960,736	81,469,858	53,064,635

General and administrative expenses:
Personnel costs	8,300,689	8,202,407	26,223,318	24,830,586
Advertising costs	5,705,703	4,613,034	14,995,916	14,972,904
Depreciation	516,339	690,320	1,608,301	2,161,785
Other corporate matters	—	1,192,312	—	79,297,013
Other	9,398,128	8,461,222	27,519,896	26,979,135
Total general and administrative expenses	23,920,859	23,159,295	70,347,431	148,241,423

Income (loss) from operations	14,286,566	(7,198,559)	11,122,427	(95,176,788)

Other income (expense), net:
Interest and dividend income	1,300,550	2,203,611	3,954,691	5,059,952
Interest expense	(679)	(5,455)	(5,292)	(18,966)
Realized gain on marketable securities	—	—	327,476	—
Unrealized (loss) gain on marketable securities and crypto assets	(133,956)	957,795	1,116,921	2,042,639
Other, net	(115,323)	(17,061)	(499,980)	(8,359,960)
Total other income (expense), net	1,050,592	3,138,889	4,893,816	(1,276,335)

Net income (loss) before income taxes	15,337,158	(4,059,670)	16,016,243	(96,453,123)

Income tax expense	107,524	55,736	107,524	70,429
Net income (loss)	$15,229,634	$(4,115,408)	$15,908,719	$(96,523,552)

Other comprehensive income:
Unrealized (loss) gain on available for sale debt investments, net of income tax	(254,292)	(65,595)	(624,110)	863,574
Comprehensive income (loss)	$14,975,342	$(4,181,001)	$15,284,609	$(95,659,978)

Weighted average common stock outstanding
Basic	128,559,610	128,480,258	128,505,707	100,938,896
Diluted	129,225,561	128,480,258	128,761,449	100,938,896

Net income (loss) per share attributable to common stockholders
Basic	$0.12	$(0.03)	$0.12	$(1.00)
Diluted	$0.12	$(0.03)	$0.12	$(1.00)

NEWSMAX INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(Unaudited)

	2026	2025
Cash flows from operating activities:
Net income (loss)	$15,908,719	$(96,523,552)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	4,569,814	4,614,605
Stock-based compensation	9,900,076	8,542,133
Change in fair value of warrant liability	-	1,824,179
Change in fair value of derivative liability	-	6,104,230
Provision for (recovery of) credit losses	654,074	(67,024)
Realized gain on marketable securities	(327,476)	-
Unrealized gain on marketable securities and crypto assets	(1,116,921)	(2,042,639)
Lease expense	2,855,220	2,575,226
Loss on disposal of website development costs	506,450	-
Non-cash expense related to SEPA Agreement	-	500,000
Changes in operating assets and liabilities:
Accounts receivable	(13,607,195)	(2,290,672)
Inventory	93,555	(5,603)
Prepaid expenses and other current assets	(1,335,214)	(2,470,684)
Escrow funds released (funded)	20,000,000	(40,000,000)
Other assets	(2,934,373)	(1,140,976)
Accounts payable	(2,073,479)	452,333
Accrued expenses	2,615,300	1,027,384
Lease liabilities	(3,127,535)	(2,826,909)
Settlement liability	(24,407,822)	16,490,644
Other long-term liabilities	2,479,167	937,500
Deferred revenue	(2,982,992)	(2,782,192)
Net cash provided by (used in) operating activities	7,669,369	(107,082,019)

Cash flows from investing activities:
Purchase of investments	(11,576,287)	(132,569,436)
Proceeds from maturity of investments	9,735,553	28,250,000
Sale of investments	2,338,557	49,361,533
Purchase of property and equipment	(2,203,448)	(1,782,997)
Net cash used in investing activities	(1,705,624)	(56,740,900)

Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock, net	-	80,742,222
Proceeds from issuance of common stock IPO, net	-	66,359,453
Proceeds from exercise of stock options	442,784	7,829,631
Proceeds from additional stock issuance	-	88,500
Payment of dividend	-	(915,067)
Principal payment under finance lease obligation	(110,316)	(153,132)
Net cash provided by financing activities	332,468	153,951,608
Net change in cash	6,296,213	(9,871,309)
Cash and cash equivalents – beginning	20,433,021	24,052,887
Cash and cash equivalents – ending	$26,729,234	$14,181,578

NEWSMAX INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(Unaudited)

	2026	2025
Supplemental disclosures of cash flow information:
Operating lease assets obtained in exchange for operating lease liabilities	$4,102,295	$28,391
Interest paid	$-	$1,829

Non-cash investing and financing transactions:
Property and equipment acquired through accounts payable:	$347,252	$721,250
Vesting of early exercise of stock options	$6,451,264	$-
Common stock issuance costs reclassified from prepaid expenses	$-	$(1,798,989)
Issuance of warrants in connection with the issuance of convertible stock	$-	$1,144,976
IPO funds receivable in escrow	$-	$34,500

NEWSMAX INC.
NON-GAAP ADJUSTED EBITDA RECONCILIATION
FOR THE THREE MONTHS ENDED SEPTEMBER 30,
(Unaudited)

	2026	2025
Net income (loss)	$15,229,634	$(4,115,406)
Add
Depreciation	516,339	690,320
Amortization	1,001,774	835,159
Interest, net	(1,299,871)	(2,198,156)
Unrealized (loss) gain on marketable securities and crypto assets	133,956	(957,795)
Stock-based compensation	3,225,875	3,547,340
Other corporate matters[2]	-	1,192,312
Other, net[3]	115,323	17,061
Income tax expense	107,524	55,736
Adjusted EBITDA[4]	$19,030,554	$(933,429)
2 Comprised of certain litigation expenses, and related fees, for specific legal proceedings that we have determined are infrequent and unusual in terms of their magnitude.
3 Comprised of miscellaneous items such as derivative adjustments, income tax credits, and unrealized gains on securities and crypto assets.
4 For a discussion of Adjusted EBITDA, see “Use and Definition of Non-GAAP Financial Measures”.